Exhibit 10.27

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

among

FERROGLOBE PLC

GRUPO VILLAR MIR, S.A.U.

AND

ALAN KESTENBAUM

Dated as of December 23, 2015

i

ii

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 23, 2015, among Ferroglobe PLC, a public limited company incorporated under the laws of England (“Holdco”), Grupo Villar Mir, S.A.U., a public limited company (sociedad anónima) incorporated under the laws of Spain (“Grupo VM”), and Alan Kestenbaum (“AK”).

WHEREAS, pursuant to the Amended and Restated Business Combination Agreement, dated as of May 5, 2015 (as amended on September 10, 2015 and November 11, 2015, the “Business Combination Agreement”), among Grupo VM, Grupo FerroAtlántica, S.A.U., Globe Specialty Metals, Inc., Holdco and Gordon Merger Sub, Inc., Grupo VM and AK acquired from Holdco a certain number of Shares on the Closing Date (as defined in the Business Combination Agreement).

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

General Provisions

SECTION 1.01. Defined Terms. (a) In this Agreement, the following terms shall have the meanings set forth below:

“affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person. Notwithstanding the foregoing, (i) neither Holdco nor any Person Controlled by Holdco shall be deemed to be an “affiliate” of Grupo VM or of any affiliate of Grupo VM and (ii) neither Grupo VM nor any affiliate thereof shall be deemed to be an “affiliate” of any other Shareholder or any affiliate thereof by virtue of its Shares.

“AK Shareholder” means AK and each Permitted Transferee of AK which is a holder of Shares.

“Applicable Law” means any federal, state, provincial, municipal, local or foreign law, statute, code, ordinance, rule, regulation, circular, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding applicable to the party, action or event in question.

“Blackout Period” means (i) the period of any lock-up period that may apply to the Shareholders participating in the Registration pursuant to which such Shareholders are not permitted to trade or (ii) in the event that the Board determines in good faith and in its reasonable judgment that there is a bona fide business purpose to prevent the disclosure of confidential material, including that the registration would reasonably be expected to materially and adversely affect or materially interfere with any bona fide material financing of Holdco or any material transaction (including an acquisition, disposition or recapitalization or change in senior management) involving Holdco is under consideration by Holdco, a period of 100 days from the date such deferral commenced; provided such period shall end upon the earlier to occur of (1) the expiration of the 100 days period and (2) upon (x) the filing by Holdco of a Form 6-K with respect to such financing or transaction or (y) the cessation of consideration of such financing or transaction by Holdco, as reasonably determined by Holdco.

“Board” means the board of directors of Holdco.

“Business Day” means any day, other than a Saturday or a Sunday, on which commercial banks in New York, New York and London, England are open for normal banking business.

“Commission” means the United States Securities and Exchange Commission or any successor agency.

“Control” shall mean, as to any Person, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of shares or other equity securities or as trustee or executor, by Contract or otherwise. The terms “Controlled” and “Controlling” shall have a correlative meaning.

“Effective Date” means the Closing Date.

“equity security” shall have the meaning given to such term in Rule 405 under the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, and any arbitrator or arbitral body or panel of competent jurisdiction.

“Holdco Equity Securities” means the Shares and any other equity securities of Holdco.

“Legal Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

“Permitted Transferee” means, (i) with respect to each Shareholder (that is not a natural person), a person that is a Controlled or Controlling affiliate of such Shareholder and; provided, however, that (unless another clause of this definition applies) at any time such person ceases to be a Controlled or Controlling affiliate of such Shareholder, such person shall automatically cease to be a “Permitted Transferee”; (ii) with respect to each Shareholder that is a natural person, any spouse, lineal descendant, sibling, lineal descendant of any sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Shareholder; (iii) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which consist solely of any one or more of the persons (including such Shareholder) specified in clause (i) or (ii); and (iv) a pledgee (or assignee thereof) that is pledged HoldCo Equity Securities and/or depositary receipts issued by any depositary, custodian or nominee in respect of HoldCo Equity Securities deposited with any depositary, custodian or nominee that holds legal title to the HoldCo Equity Securities for the purposes of facilitating beneficial ownership of the HoldCo Equity Securities by Grupo VM as part of a “Permitted Transfer” in accordance with the terms and conditions of that certain Shareholder Agreement, dated as of December 23, 2015, between Grupo VM and Holdco, and, in the case of clause (i), (ii), (iii) and (iv), who has executed a customary binding deed of adherence to this Agreement.

“person” means an individual, corporation, limited company, limited liability company, partnership, association, trust, unincorporated organization, Governmental Entity, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Public Offering” means an offering of Holdco Equity Securities pursuant to an effective registration statement under the Securities Act.

“Registrable Amount” means Registrable Securities representing 5% of the Shares outstanding.

“Registrable Securities” means any Shares held by the Shareholders and any other securities issued or issuable with respect to any Share held by a Shareholder, including by way of merger, exchange or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities of a Shareholder when (i) a registration statement registering the offer and sale of such securities under the Securities Act has been declared effective and such securities have been sold or otherwise Transferred by the holder thereof pursuant to such effective registration statement (other than in connection with the initial offering of Shares on Form F-4 pursuant to the Business Combination Agreement) or (ii) such securities are capable of being sold by such Shareholder in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act without the restriction as to the number of securities that can be sold during any time period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholders” means the Grupo VM Shareholders and the AK Shareholders.

“Shares” means the ordinary shares, nominal value $7.50 per share, of Holdco and the A ordinary shares, nominal value $7.50 per share, of Holdco.

“Shelf Registration Statement” means a registration statement under the Securities Act providing for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities beneficially owned by such Requesting Shareholder(s) and the other Shareholders holding any Registrable Securities who elect to participate therein in accordance with the plan and method of distribution set forth in the prospectus included in such registration statement.

“Transfer” means, with respect to any Holdco Equity Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Holdco Equity Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Holdco Equity Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Transferee” means a person acquiring Holdco Equity Securities through a Transfer.

“Transferor” means a person Transferring Holdco Equity Securities.

“Underwritten Offering” means a sale of securities of Holdco to an underwriter or underwriters for reoffering to the public.

“Grupo VM Shareholder” Grupo VM and each Permitted Transferee of Grupo VM which is a holder of Shares.

(b) Each of the following terms is defined in the Section listed opposite such term:

Term	Section
Agreement	Preamble
Business Combination Agreement	Recitals
Confidential Information	Section 3.01(c)
Demand	Section 2.01(a)
Demand Participating Shareholders	Section 2.01(b)
Demand Registration	Section 2.01(a)
Demand Right Holders	Section 2.01(a)
Final Prospectus Filing Date	Section 2.05
Form F-3	Section 2.03(a)
Free Writing Prospectus	Section 2.06(a)(iv)
Holdco	Preamble
Marketed Underwritten Shelf Offering	Section 2.03(e)
Maximum Amount	Section 2.01(g)
Other Demand Rights	Section 2.02(b)
Other Demanding Sellers	Section 2.02(b)

Term	Section
Piggyback Notice	Section 2.02(a)
Piggyback Registration	Section 2.02(a)
Piggyback Seller	Section 2.02(a)
Registration Expenses	Section 2.07
Requested Information	Section 2.06(d)
Requesting Shareholders	Section 2.01(a)
Selling Holders	Section 2.06(a)(i)
Shelf Notice	Section 2.03(a)
Shelf Offering	Section 2.03(e)
Take-Down Notice	Section 2.03(e)
Working Hours	Section 6.01(b)

SECTION 1.02. Other Definitional Provisions. (a) As used in this Agreement, accounting terms not defined in this Agreement shall have the respective meanings given to them under IFRS as in effect on the date hereof. To the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under IFRS, the definitions contained in this Article I shall control.

(b) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement. Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

(c) Any agreement, instrument, statute or regulation defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument, statute or regulation as from time to time amended, consolidated, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Registration Rights

SECTION 2.01. Demand Registration. (a) Registration. At any time after the Effective Date, any Shareholder or group of Shareholders holding at least 2.5% of the outstanding Shares (collectively, the “Demand Right Holders”) shall be entitled to make a written request of Holdco (a “Demand” and any Demand Right Holders that makes such written request, the “Requesting Shareholders”) for registration under the Securities Act of an amount equal to or greater than the Registrable Amount (a “Demand Registration”) and thereupon Holdco will, subject to the terms of this Agreement, use its reasonable best efforts to effect, as promptly as reasonably practicable, the registration under the Securities Act of:

(i) the Registrable Securities which Holdco has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii) all other Registrable Securities which Holdco has been requested to register pursuant to Section 2.01(b), but subject to Section 2.01(g); and

(iii) all Shares which Holdco may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.01, but subject to Section 2.01(g);

all to the extent necessary to permit the disposition (in accordance with the intended distribution methods in such request) of the Registrable Securities and the additional Shares, if any, to be so registered. Any Requesting Shareholder, other than a Grupo VM Shareholder, must notify Grupo VM in writing of such Requesting Shareholder’s Demand no later than 5 days prior to making such Demand. If, within five Business Days following receipt of such notice, Grupo VM notifies such Requesting Shareholder in writing that any Grupo VM Shareholder chooses to join such Demand, such Grupo VM Shareholder shall be permitted to join such Demand as a Requesting Shareholder. Any Requesting Shareholder, other than an AK Shareholder, must notify AK in writing of such Requesting Shareholder’s Demand no later than 5 days prior to making such Demand. If, within five Business Days following receipt of such notice, AK notifies such Requesting Shareholder in writing that any AK Shareholder chooses to join such Demand, such AK Shareholder shall be permitted to join such Demand as a Requesting Shareholder.

(b) Demands; Demand Participation. A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder(s). Within five Business Days after receipt of a Demand, Holdco shall give written notice of such Demand to each other Shareholder that holds any Registrable Securities. Subject to Section 2.01(g), Holdco shall include in such registration all Registrable Securities with respect to which Holdco has received a written request for inclusion therein within ten Business Days after Holdco’s notice required by this paragraph has been given (such participating Shareholders, the “Demand Participating Shareholders”). Such written notice shall comply with the requirements of a Demand as set forth in this Section 2.01(b).

(c) Number of Demands. The Grupo VM Shareholders (collectively) shall be entitled to six (6) Demand Registrations for so long as the Grupo VM Shareholders (collectively) remains a Demand Right Holder. The AK Shareholders (collectively) shall be entitled to four (4) Demand Registrations.

(d) Effective Registration Statement. A Demand Registration shall not be deemed to have been effected and shall not count as a Demand (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 90 days (or two years in the case of a Shelf Registration Statement) or such shorter period in which all Registrable Securities included in such registration statement have actually been sold thereunder (provided that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in the effective registration statement at the request of Holdco or the lead or co-managing underwriter(s) pursuant to the provisions of this Agreement), (ii) if, after it has become effective, but before any of the circumstances in clause (i) are satisfied, such registration statement becomes subject to any stop order, injunction or other order or requirement of the Commission or other Governmental Entity for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration statement are not satisfied, other than by reason of some act or omission by such Requesting Shareholders.

(e) Registration Statement Form. Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by Holdco and shall be reasonably acceptable to the Requesting Shareholder.

(f) Restrictions on Demand Registrations. Holdco shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than 90 days (or, in the case of a Shelf Registration Statement, two years), or (ii) effect any Demand Registration (A) within six months of a “firm commitment” underwritten registration in which all Shareholders holding a Registrable Amount were given piggyback rights pursuant to Section 2.02 (subject to Section 2.02(b)) and at least 60% of the number of Registrable Securities requested by such Shareholders to be included in such registration statement were included, (B) within six months of any other Demand Registration, or (C) if, in Holdco’s reasonable judgment, it is not feasible for Holdco to proceed with the Demand Registration because of the unavailability of audited financial statements. In addition, Holdco shall be entitled to postpone the filing of a registration statement or the facilitation of a registered offering (upon written notice to all Shareholders) in the event of a Blackout Period until the expiration of the applicable Blackout Period. Holdco may not postpone the filing of a registration statement or the facilitation of a registered offering more than twice in any period of 12 consecutive months, except if required by Applicable Law; provided that if Holdco has previously postponed the filing of a registration statement or the facilitation of a registered offering, Holdco may not again postpone the effectiveness of such registration statement until 30 days after the expiration of the previous postponement. If Holdco postpones the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable

Securities held by the Requesting Shareholder(s) shall have the right to withdraw such Demand in accordance with Section 2.04.

(g) Participation in Demand Registrations. Holdco shall not include any securities other than Registrable Securities in a Demand Registration, except (i) for Shares that Holdco proposes to sell and (ii) with the written consent (such consent not to be unreasonably withheld, delayed or conditioned) of Shareholders participating in such Demand Registration that hold a majority of the Registrable Securities in such Demand Registration. If, in connection with a Demand Registration, the lead managing or co-managing underwriter(s) advise(s) Holdco, in writing, that, in its opinion, the inclusion of all of the securities, including securities of Holdco that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the distribution of the Registrable Securities sought to be sold pursuant thereto, then Holdco shall include in such registration statement only such securities as Holdco is advised by such underwriter(s) can be sold without such adverse effect (the “Maximum Amount”) as follows and in the following order of priority:

(i) first, the number of Registrable Securities requested to be included in such registration by the Requesting Shareholders up to the Maximum Amount, allocated pro rata among such Requesting Shareholders requesting such registration on the basis of the number of such securities requested to be included by such Shareholders;

(ii) second, Shares that Holdco proposes to sell which, taken together with the Registrable Securities under clause (i) above, do not exceed the Maximum Amount; and

(iii) third, all other securities of Holdco duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by Holdco, to the extent, when taken together with clause (i) and (ii) such number of securities does not exceed the Maximum Amount.

(h) Selection of Underwriters. In connection with a Demand Registration, the Requesting Shareholder(s) may elect to have Registrable Securities sold in an Underwritten Offering. Anytime that a Demand Registration involves an Underwritten Offering, the Requesting Shareholder(s) may select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, subject to such Requesting Shareholder(s) prior consultation with Holdco and good faith consideration of Holdco’s positions on the selection process. In connection with any Underwritten Offering under this Section 2.01, each Demand Participating Shareholder shall be obligated to accept the terms of the underwriting as agreed upon between the Requesting Shareholder(s) and the lead or co-managing underwriters on terms no less favorable to such Demand Participating Shareholders than the Requesting Shareholders(s). In the event of a disagreement among the Requesting Shareholders, the decision of the Shareholder(s)

holding a majority of the Registrable Securities shall govern for purposes of this Section 2.01(h).

(i) Demand Withdrawal. The Requesting Shareholder or the Requesting Shareholders (with the consent of the Requesting Shareholder(s) holding a majority of the Registrable Securities), as the case may be, shall have the right to withdraw a Demand in accordance with Section 2.04.

SECTION 2.02. Piggyback Rights. (a) Subject to the terms and conditions hereof, whenever Holdco proposes to register any of its securities under the Securities Act (other than a registration by Holdco (i) on a registration statement on Form F-4 or any successor form, a registration statement on Form S-8 or any successor form or (ii) pursuant to Section 2.01 or 2.03) (a “Piggyback Registration”), Holdco shall give the Shareholders prompt written notice thereof (but not less than ten Business Days prior to the filing by Holdco with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed lead or co-managing underwriter(s) (if any and if known), and a good faith estimate by Holdco of the proposed minimum offering price of such securities. Upon the written request of a Shareholder (a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Shareholder) given within ten days after such Piggyback Notice is sent to such Shareholder, Holdco, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Shareholders with respect to which Holdco has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as Holdco’s securities being sold in such Piggyback Registration.

(b) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, the lead or co-managing underwriter(s) advise(s) Holdco, in writing, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by Holdco, by others who have sought to have Registrable Securities registered pursuant to any rights to demand registration (other than pursuant to so called “piggyback” or other incidental or participation registration rights described herein) (such demand rights being “Other Demand Rights” and such persons being “Other Demanding Sellers”), by the Piggyback Sellers and by any other proposed sellers, as the case may be, would adversely affect the distribution of the securities sought to be sold pursuant thereto, then Holdco shall include in the registration statement applicable to such Piggyback Registration only such securities as Holdco is so advised by such lead or co-managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i) if the Piggyback Registration is in connection with an offering for Holdco’s own account, then (A) first, such number of securities to be sold by Holdco as Holdco, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second,

Registrable Securities of Piggyback Sellers, pro rata on the basis of the amount of such Registrable Securities sought to be registered by such Piggyback Sellers, (C) third, other Shares of Holdco sought to be registered by the Other Demanding Sellers and (D) fourth, other shares held by any other proposed sellers; and

(ii) if the Piggyback Registration relates to an offering other than for Holdco’s own account, then (A) first, such number of Registrable Securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers pro rata on the basis of the amount of such Registrable Securities sought to be registered by such Piggyback Sellers, (C) third, Shares to be sold by Holdco and (D) fourth, other shares of Holdco held by any other proposed sellers.

(c) Terms of Underwriting. In connection with any offering under this Section 2.02 involving an underwriting for Holdco’s account, Holdco shall not be required to include a holder’s Registrable Securities in the underwritten offering if, after Holdco consults with such holder and considers such holder’s positions in good faith, such holder refuses to agree to the terms of the underwriting as agreed upon between Holdco and the lead or co-managing underwriter(s) whether secured by Holdco or otherwise.

(d) Withdrawal by Holdco. If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 2.02 and prior to the time the registration statement filed in connection with such registration is declared effective, Holdco shall determine for any reason not to register such securities, Holdco may, at its election, give written notice of such determination to each Shareholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided that any participating Demand Right Holders may continue the registration as a Demand Registration pursuant to Section 2.01.

SECTION 2.03. Shelf Registration. (a) In connection with a Demand Registration, subject to Section 2.03(d), and further subject to the availability of a registration statement on Form F-3 or any successor form (“Form F-3”) to Holdco, the Requesting Shareholder(s) making the Demand may by written notice delivered to Holdco (the “Shelf Notice”) require Holdco to file as soon as practicable (but no later than 120 days after the date the Shelf Notice is delivered), and to use reasonable best efforts to cause to be declared effective by the Commission (within 120 days after such filing date), a Shelf Registration Statement on Form F-3. In the event of a disagreement among the Requesting Shareholders, the decision of the Shareholder(s) holding a majority of the Registrable Securities shall govern for purposes of this Section 2.03(a).

(b) Within five Business Days after receipt of a Shelf Notice pursuant to Section 2.03(a), Holdco will deliver written notice thereof to each Shareholder holding any Registrable Securities. Each Shareholder may elect to participate in the Shelf

Registration Statement in accordance with the plan and method of distribution set forth in such Shelf Registration Statement by delivering to Holdco a written request to so participate within ten Business Days after the Shelf Notice is given to any such Shareholders.

(c) Subject to Section 2.03(d), Holdco will use reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) three years after the Shelf Registration Statement has been declared effective and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

(d) Holdco shall be entitled, from time to time, by providing written notice to the Shareholders who elected to participate in the Shelf Registration Statement, to require such Shareholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for any Blackout Period. Immediately upon receipt of such notice, the Shareholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. After the expiration of any Blackout Period and without any further request from a Shareholder, Holdco shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(e) At any time that a Shelf Registration Statement is effective, if any Demand Right Holder delivers a notice to Holdco (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement in an Underwritten Offering (a “Shelf Offering”), then, Holdco shall as promptly as reasonably practicable amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering (as defined below), the inclusion of Registrable Securities by any other holders pursuant to this Section 2.03(e)). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by Holdco and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i) Holdco shall forward the Take-Down Notice to all other holders of Registrable Securities included on the Shelf Registration Statement and Holdco and such proposing Demand Right Holder shall permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Right Holder and Holdco within five Business Days after delivery of the Take-Down Notice to such holder; and

(ii) if the lead or co-managing underwriter(s) advises Holdco and the proposing Demand Right Holder that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would adversely affect the distribution thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Right Holder is advised by such lead or co-managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 2.01(g). Except as otherwise expressly specified in this Section 2.03, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article II as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 2.01(f) and Section 2.01(g).

Notwithstanding anything in this Section 2.03 to the contrary, Holdco shall not be required to participate in more than two Marketed Underwritten Shelf Offerings per fiscal year.

SECTION 2.04. Withdrawal Rights. Any Shareholder having notified or directed Holdco to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to Holdco prior to the effective date of such registration statement. In the event of any such withdrawal, Holdco shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of Holdco with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then Holdco shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten Business Days following the mailing of such notice, such holder of Registrable Securities still seeking registration shall, by written notice to Holdco, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by its Permitted Transferees, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten Business Day period, Holdco shall not file such registration statement or, if such registration statement has already been filed, Holdco shall not seek, and shall use reasonable best efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (a) in accordance with an election by Holdco, (b) in accordance with an election by the Requesting Shareholder in the case of a Demand Registration or with respect to a Shelf Registration Statement or (c) in accordance with an election by Holdco subsequent to the effectiveness of the applicable

Demand registration statement because any post-effective amendment or supplement to the applicable Demand registration statement contains information regarding Holdco which Holdco deems adverse to Holdco, shall not be counted as a Demand.

SECTION 2.05. Lock-up Agreements. In connection with any Underwritten Offering, each Shareholder agrees to enter into customary agreements to not effect any public sale or distribution (including sales pursuant to Rule 144) of Holdco Equity Securities (a) for a Public Offering (other than a Demand Registration or Piggyback Registration), during the period between the date specified by Holdco to such Shareholder in its notice of intention to commence a Public Offering (such date to be Holdco’s best estimate as to the date that is 10 days prior to the date of the filing of the “final” prospectus or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement, the “Final Prospectus Filing Date”) and 120 days following the Final Prospectus Filing Date or (b) for a Demand Registration or Piggyback Registration, during the period between the date specified by Holdco to such Shareholder in its notice of intention to commence an Underwritten Offering (such date to be Holdco’s best estimate as to the date that is 10 days prior to the Final Prospectus Filing Date) and 90 days following the Final Prospectus Filing Date. For the avoidance of doubt, the lock-up restrictions pursuant to any underwriting agreement to be entered into with the underwriters shall not exceed the time limits on the lock-up restrictions set forth herein without the written consent (such consent not to be unreasonably withheld, delayed or conditioned) of each Demand Right Holder. Holdco also shall cause its executive officers and directors (and managers, if applicable) and shall use its reasonable best efforts to cause other holders of Shares who beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) any of the Shares participating in such offering, to enter into lockup agreements that contain restrictions that are no less restrictive than the restrictions contained herein.

SECTION 2.06. Registration Procedures. (a) Registration. If and whenever Holdco is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.01, 2.02, and 2.03, Holdco shall as promptly as reasonably practicable:

(i) prepare and file with the Commission a registration statement to effect such registration and thereafter use reasonable best efforts to cause such registration statement to become and remain effective, pursuant to the terms of this Agreement; provided, however, that Holdco may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, however, that at least five Business Days prior to filing any registration statement or any amendments thereto, Holdco will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration (“Selling Holders”) copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel (such review to be conducted with reasonable promptness) and other documents reasonably requested by such counsel, including any comment letter from the Commission, and if reasonably requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access upon reasonable notice during normal business hours to Holdco’s books and records, officers, accountants and other advisors, so long as such access or request do not unreasonably disrupt the normal operations of Holdco and its subsidiaries. Holdco shall not file such registration statement or any amendments thereto if the Selling Holders shall in good faith reasonably object in writing to the filing of such documents, unless, in the good faith opinion of Holdco, such filing is necessary to comply with Applicable Law; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall constitute Confidential Information, to be kept confidential by such persons pursuant to Section 2.01(c);

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary (A) to keep such registration statement effective, (B) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and (C) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading, until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by Selling Holders thereof set forth in such registration statement or the expiration of 90 days (or two years in the case of a Shelf Registration Statement) after such registration statement becomes effective;

(iii) if requested by the lead or co-managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, as promptly as reasonably practicable include in a prospectus supplement or post-effective amendment such information as the lead or co-managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after Holdco has received such request; provided, however, that Holdco shall not be required to take any actions under this Section 2.06(a)(iii) that are not, in the good faith opinion for Holdco, in compliance with Applicable Law;

(iv) furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in

Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder;

(v) use reasonable best efforts to register or qualify or cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that Holdco shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (v), be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;

(vi) use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which the same securities issued by Holdco are then listed;

(vii) use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

(viii) use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix) make, in accordance with customary practice and upon reasonable notice during normal business hours, available for inspection by representatives of the Selling Holders, any underwriters and any counsel or accountant retained by the Selling Holders or underwriters all relevant financial and other records, pertinent corporate documents and properties of Holdco and cause appropriate officers, managers, employees, outside counsel and accountants of Holdco to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints and so long as such access or request does not unreasonably disrupt the normal operations of Holdco and its subsidiaries.

(x) in connection with an Underwritten Offering, obtain for each Selling Holder and underwriter:

(A) an opinion of counsel for Holdco, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Holder and underwriters,

(B) a “comfort” letter (or, in the case of any such person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified Holdco’s financial statements and, to the extent required, any other financial statements included in such registration statement, covering the matters customarily covered in “comfort” or “agreed upon procedures” letters in connection with underwritten offerings; and

(C) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Selling Holders providing for, among other things, the appointment of a representative as agent for the Selling Holders for the purpose of soliciting purchases of shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants;

(xi) as promptly as reasonably practicable notify, in writing, each Selling Holder and the underwriters, if any, of the following events:

(A) the filing of the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B) any request by the Commission or any other U.S. or state-governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information;

(C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any person for that purpose; and

(D) the receipt by Holdco of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(xii) notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the registration statement, the prospectus included in such registration statement or any document incorporated or deemed to be incorporated therein by reference, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to be stated in order to make the statements therein, not misleading, and, at the request of any Selling Holder, as promptly as reasonably practicable prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(xiii) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement and to prevent or obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request at the earliest date reasonably practicable;

(xiv) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to Selling Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first day of Holdco’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xv) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvi) prior to the date on which the pricing of the relevant offering is expected to occur, provide a CUSIP number for the Registrable Securities;

(xvii) use its reasonable best efforts to assist Shareholders who made a request of Holdco to provide for a third party “market maker” for the Shares;

provided, however, that Holdco shall not be required to serve as such “market maker”; and

(xviii) have appropriate officers of Holdco prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and otherwise use its reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(b) Agreements. Without limiting any of the foregoing, Holdco agrees to, in connection with registration of any Registrable Securities under this Article II, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings including indemnification provisions and procedures substantially to the effect set forth in Section 2.09 hereof with respect to all parties to be indemnified pursuant thereto. In connection with any offering of Registrable Securities registered pursuant to this Agreement, Holdco shall (i) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended (unless otherwise required by Applicable Law) certificates representing ownership of the Registrable Securities being sold under the registrations statement, in such denominations and registered in such names as requested by the lead or co-managing underwriters or sellers, (ii) make available to Holdco’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates and (iii) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(c) Return of Prospectuses. Each Selling Holder agrees that upon receipt of any notice from Holdco of the happening of any event of the kind described in clauses (B) through (D) of Section 2.06(a)(xi), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.06(a)(xi) or until it is advised in writing by Holdco that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus and, if so directed by Holdco, deliver to Holdco, at Holdco’s expense, all copies, other than permanent file copies, then in such Selling Holder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. If Holdco shall give such notice, any applicable 90 day or one year period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 2.06(a)(xi) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

(d) Requested Information. Not less than five Business Days before the expected filing date of each registration statement pursuant to this Agreement, Holdco shall notify each Selling Holder of the information, documents and instruments from such Selling Holder that Holdco or any underwriter reasonably requests in connection with such registration statement, including to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If Holdco has not received, on or before the second day before the expected filing date, the Requested Information from such Selling Holder, Holdco may file the registration statement without including Registrable Securities of such Selling Holder. The failure to so include in any registration statement the Registrable Securities of a Selling Holder (with regard to that registration statement) shall not in and of itself result in any liability on the part of Holdco to such Selling Holder.

(e) No Requirement to Participate. Neither Holdco nor any Shareholder shall be required to participate in any Public Offering.

(f) Rule 144. Holdco covenants that it will use its reasonable best efforts to (i) file in a timely fashion the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), (ii) furnish to any holder of Registrable Securities, as promptly as reasonably practicable upon request, a written statement by Holdco as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, and (iii) take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

SECTION 2.07. Registration Expenses. All expenses incident to Holdco’s performance of, or compliance with, its obligations under this Agreement including (a) all registration and filing fees, all fees and expenses of compliance with securities and blue sky laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 2.06), (b) all printing and copying expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses as requested by any holder of Registrable Securities), (c) all messenger and delivery expenses, (d) all fees and expenses of Holdco’s independent certified public accountants and counsel (including, with respect to “comfort” letters and opinions) and (e) all reasonable fees and disbursements of one single primary outside counsel and one outside local counsel for each jurisdiction that Registrable Securities shall be distributed for the holders thereof, which counsels shall be selected by the holders of a majority of the Registrable Securities being sold (collectively, the “Registration Expenses”) shall be borne by Holdco. The Registration Expenses shall be borne by Holdco regardless of whether or not any registration statement is filed or becomes effective. Holdco will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance), the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by Holdco are then listed or traded and any expenses of Holdco incurred in connection with any “road show”. Each Selling Holder shall pay its pro rata portion (based on the number of Registrable Securities registered) of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder’s Registrable Securities pursuant to any registration.

SECTION 2.08. Miscellaneous. Holdco shall not grant any demand, piggyback or shelf registration rights the terms of which are senior to or conflict with the rights granted to the holders of Registrable Securities hereunder to any other person without the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of each Demand Right Holder.

SECTION 2.09. Indemnification. (a) Holdco shall indemnify and hold harmless each Selling Holder and their respective partners, directors, officers and employees and each Person, if any, who controls any Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Holdco; and

(iii) against any and all reasonable expense whatsoever, as incurred (including, subject to Section 2.09(c), fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Selling Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to Holdco by such Selling Holder expressly for use in a Registration Statement (or any amendment thereto) or any related prospectus (or any amendment or supplement thereto) or (B) if such untrue statement or omission or alleged untrue statement or omission was corrected in an amended or supplemented Registration Statement or prospectus and Holdco had furnished copies thereof to the Person asserting such loss, liability, claim, damage, judgment or expense purchased the securities that are the subject thereof prior to the date of sale by such Selling Holder to such Person.

(b) Indemnification by Selling Holders. Each Selling Holder shall severally (but not jointly) indemnify and hold harmless Holdco, and the other Selling Holder, and each of their respective partners, directors, officers and employees (including each officer of Holdco who signed the Registration Statement) and each Person, if any, who controls Holdco, or any other Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in Section 2.09(a) (provided that any settlement of the type described therein is effected with the written consent of such Selling Holder) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to Holdco by such Selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that an indemnifying Selling Holder shall not be required to provide indemnification in any amount in excess of the amount by which (x) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its affiliated indemnifying Selling Holders and distributed to the public were offered to the public exceeds (y) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Holdco shall be entitled, to the extent customary, to receive indemnification and contribution from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

(c) Conduct of Indemnification Proceedings. Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party’s or parties’ expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement) at the indemnifying party’s or parties’ expense. If any indemnifying party or parties are not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement). In such event, however, no indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties (which consent shall not be unreasonably withheld or delayed); provided, however, that if at any time an indemnified party or parties shall have requested an indemnifying party or parties to reimburse the indemnified party or parties for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party or parties shall be liable for any settlement of any proceeding effected without the written consent of such indemnifying party or parties if (x) such settlement is entered into more than 15 business days after receipt by such indemnifying party or parties of the aforesaid request accompanied by supporting documents reasonably satisfactory to the indemnifying party or parties and (y) such indemnifying party or parties shall not have reimbursed the indemnified party or parties in accordance with such request prior to the date of such settlement. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this Section 2.09(c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

(d) Contribution. (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 2.09 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of Holdco, on the one hand, and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents), on the other, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of Holdco, on the one hand, and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents), on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Holdco, on the one hand, or by or on behalf of the Selling Holders, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.09(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(e) Holdco and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding this Section 2.09(d), in the case of distributions to the public, an indemnifying Selling Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its affiliated indemnifying Selling Holder and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) For purposes of this Section, each Person, if any, who controls a Selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Selling Holder; and each director of Holdco, each officer of Holdco who signed the Registration Statement, and each Person, if any, who controls Holdco within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as Holdco.

ARTICLE III

Other Agreements

SECTION 3.01. Access and Information; Confidentiality. (a) Upon reasonable notice and subject to Applicable Law relating to the exchange of information, Holdco shall afford any Shareholder which, together with its Permitted Transferees, holds 2.5% or more of the outstanding Shares access during normal business hours to the books, records and information concerning Holdco.

(b) Holdco shall make available to any Shareholder copies of all audited consolidated annual financial statements and unaudited consolidated quarterly financial statements. This information shall be made available to any Shareholder as and when such information is required to be prepared and disseminated to lenders to Holdco or, in the absence of any such requirement, as promptly as reasonably practicable following the time that such information has been prepared by Holdco.

(c) Each Shareholder recognizes that Confidential Information may have been and may be disclosed to such Shareholder by Holdco. Each Shareholder shall not use or disclose (except as otherwise expressly contemplated herein or as otherwise agreed to in writing by Holdco), and shall cause its controlled affiliates and use reasonable best efforts to cause its other affiliates and shall cause its and its controlled affiliates’ and shall use reasonable best efforts to cause its other affiliates’ respective directors, employees, financial advisors, accountants, lawyers, lenders and agents not to use or disclose (except as otherwise expressly contemplated herein or as otherwise agreed to in writing by Holdco), to any third party, any Confidential Information of Holdco, without the prior written consent of Holdco, and shall use due care to ensure that such Confidential Information is kept confidential, including by treating such Confidential Information with a reasonable degree of care no less than the degree of care such Shareholder would apply to its own confidential information; provided that the Confidential Information can be disclosed to such Shareholder’s affiliates, its and its affiliates’ directors, employees, financial advisors, accountants, lawyers, lenders and agents in connection with the management of such Shareholder’s investment in Holdco who will observe this Section 3.01(c) and hold such information, knowledge, systems and data in strict confidence. As used herein, “Confidential Information” means all information, knowledge, systems or data relating to the business, operations, finances, policies, strategies, intentions or inventions of Holdco and its respective affiliates and subsidiaries from whatever source obtained, except for any such information, knowledge, systems or data which (i) at the time of disclosure was in the public domain or otherwise in the possession of the disclosing person unless such information, knowledge, systems or data was placed into the public domain or became known to such disclosing person in violation of the disclosing party’s non-disclosure obligation, (ii) was available on a non-confidential basis prior to its disclosure, (iii) becomes available on a non-confidential basis from a third party source who, to the knowledge of the disclosing person, was not prohibited from disclosing such information by a legal, contractual, fiduciary or other obligation or (iv) was independently developed by the disclosing party. If any Shareholder becomes legally compelled by court decision, subpoena or governmental order to disclose any of the Confidential Information which has been provided to it or to which it has had access, it will provide prompt written notice thereof to Holdco and will, at the sole cost of Holdco, use reasonable efforts to cooperate with Holdco’s attempt to obtain a protective order or other remedy to prevent the disclosure of such Confidential Information and agrees not to object to any such attempt. This Section 3.01(c) shall survive the termination of this Agreement for two years.

ARTICLE IV

Termination and Waiver

SECTION 4.01. Termination. This Agreement (other than Section 2.07 and Section 2.09) will terminate on the date on which all Shares cease to be Registrable Securities.

SECTION 4.02. Extension; Waiver. Any agreement on the part of a party to any extension or waiver of any obligations or other acts of the parties or compliance with any of the agreements or conditions contained in this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. No course of dealing between Holdco and the Shareholders (or any of them or any of their affiliates) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE V

Representations and Warranties

SECTION 5.01. Representations and Warranties of Grupo VM. Grupo VM represents and warrants as of the date hereof as follows:

(a) Due Incorporation. It is duly incorporated, registered and validly existing under the laws of the jurisdiction of its incorporation, and has the power and lawful authority to own its assets and properties and to carry on its business as now conducted. It is duly licensed or qualified to do business in each jurisdiction in which it transacts business, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on its consolidated financial condition or on its ability to perform its obligations under this Agreement.

(b) Authority to Execute and Perform Agreement. It has the full right, power, authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. Assuming the due execution and delivery by AK and Holdco, this Agreement constitutes the valid and binding obligations of Grupo VM, enforceable in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) the availability of remedies may be limited by equitable principles of general applicability.

(c) No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereunder and the performance of this Agreement in accordance with the terms and conditions thereof, will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, (i) the certificate of incorporation, by-laws or other constitutive documents of Grupo VM; (ii) any instrument or Contract to which Grupo VM is a party or by or to which it or its assets or properties are bound or subject; or (iii) any statute or any regulation, order, judgment or decree of any Governmental Authority, except, in each case, for such breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of Grupo VM to perform its obligations under this Agreement.

SECTION 5.02. Representations and Warranties of AK. AK represents and warrants as of the date hereof as follows:

(a) Authority to Execute and Perform Agreement. He has full legal capacity to enter into, execute and deliver this Agreement and to perform fully his obligations hereunder. Assuming the due execution and delivery by Grupo VM and Holdco, this Agreement constitutes the valid and binding obligations of AK, enforceable in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) the availability of remedies may be limited by equitable principles of general applicability.

(b) No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereunder and the performance of this Agreement in accordance with the terms and conditions thereof, will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, (i) any instrument or Contract to which AK is a party or by or to which he or his assets or properties are bound or subject; or (iii) any statute or any regulation, order, judgment or decree of any Governmental Authority, except, in each case, for such breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of AK to perform its obligations under this Agreement.

SECTION 5.03. Representations and Warranties of Holdco. Holdco represents and warrants as of the date hereof as follows:

(a) Due Incorporation. It is duly incorporated, registered and validly existing under the laws of England and has the power and lawful authority to own its assets and properties and to carry on its business as now conducted. It is duly licensed or qualified to do business in each jurisdiction in which it transacts business, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on its consolidated financial condition or on its ability to perform its obligations under this Agreement.

(b) Authority to Execute and Perform Agreement. It has the full right, power, authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. Assuming the due execution and delivery by Grupo VM and AK, this Agreement constitutes the valid and binding obligations of Holdco, enforceable in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) the availability of remedies may be limited by equitable principles of general applicability.

(c) No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereunder and the performance of this Agreement in accordance with the terms and conditions thereof, will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, (i) the Amended and Restated Articles of Association of Holdco as of the date of this Agreement; (ii) any instrument or Contract to which Holdco is a party or by or to which it or its assets or properties are bound or subject; or (iii) any statute or any regulation, order, judgment or decree of any Governmental Authority, except, in each case, for such breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of Holdco to perform its obligations under this Agreement.

ARTICLE VI

Miscellaneous Provisions

SECTION 6.01. Notices. (a) Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be given as follows:

If to Holdco, addressed to it at:

Ferroglobe PLC

600 Brickell Avenue, Suite 1500

Miami, FL 33131

Tel: (786) 509-6900

Fax: (305) 704-8700

Attention: Chief Legal Officer

Email: slebowitz@glbsm.com

If to Grupo VM, addressed to it at:

Torre Espacio

Paseo de la Castellana, 259 D

28046 Madrid, Spain

Tel: +34 91 556 7347

Fax: +34 91 597 3223

Attention: Javier Lopez Madrid

Email: jlm@gvm.es

with a copy to (for information purposes only):

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 8th Avenue

New York, NY 10019

Tel: (212) 474-1000

Fax: (212) 474-3700

Attention: Richard Hall

Email: rhall@cravath.com

If to AK, addressed to him at:

Alan Kestenbaum

600 Brickell Avenue, Suite 1500

Miami, FL 33131

Tel: (786) 509-6900

Fax: (305) 704-8700

Email: akestenbaum@glbsm.com

(b) Any notice or other communication given under this Agreement or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Section 6.01(a) and served: (i) by leaving it at the relevant address in which case it shall be deemed to have been given upon delivery to that address; (ii) by fax, in which case it shall be deemed to have been given when despatched subject to confirmation of uninterrupted transmission by a transmission report; or (iii) by e-mail, in which case it shall be deemed to have been given when despatched subject to confirmation of delivery by a delivery receipt, provided that in the case of sub-clauses (ii) and (iii) any notice despatched other than between the hours of 9:30 a.m. to 5:30 p.m. on a Business Day (“Working Hours”) shall be deemed given at the start of the next period of Working Hours.

(c) Any party to this Agreement may notify the other parties of any change to its address or other details specified in Section 6.01(a) provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

SECTION 6.02. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of an arbitral tribunal or court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the arbitral tribunal or court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or (to the extent possible) to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such arbitral tribunal or court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

SECTION 6.03. Entire Agreement; Amendments and Waivers. This Agreement constitutes the complete, final and exclusive statement of the agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification, rescission or waiver of this Agreement shall be binding unless executed in writing by the parties hereto. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times, and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver unless otherwise expressly provided. The parties expressly acknowledge that they have not relied upon any prior agreements, understandings, negotiations and discussions, whether oral or written.

SECTION 6.04. Assignment. Neither Grupo VM nor AK shall assign any of its rights under this Agreement, in whole or in part, to any Person, without first obtaining the prior written consent of Holdco; provided, that Grupo VM or AK may assign this Agreement to a Permitted Transferee if such Permitted Transferee executes a customary binding deed of adherence to this Agreement, in form and substance reasonably acceptable to Holdco, and any assignment in contravention hereof shall be null and void.

SECTION 6.05. Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by the parties (and their respective permitted successors and assigns) and any Permitted Transferee pursuant to clause (iv) of the definition of such term under Section 1.01 (Defined Terms), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 6.06. Mutual Drafting. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

SECTION 6.07. Governing Law; Consent to Jurisdiction.

(a) This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of England.

(b) The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

(c) For the purposes of this Clause, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.

SECTION 6.08. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 6.09. Delivery by Facsimile or Email. This Agreement, and any amendments hereto, waivers hereof or consents hereunder, to the extent signed and delivered by facsimile or by email with scan attachment, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party, the other parties shall re-execute original forms thereof and deliver them to the requesting party. No party shall raise the use of facsimile or email to deliver a signature or the fact that any signature was transmitted or communicated by facsimile or email with scan attachment as a defense to the formation of a legally binding contract, and each such party forever waives any such defense.

SECTION 6.10. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent actual or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any courts of England or Wales or any state or foreign jurisdiction having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The parties waive, in connection with any action for specific performance or injunctive relief, the defense of adequacy of remedies at law and any requirement under law to post a bond or other security or prove damages as a prerequisite to obtaining equitable relief.

SECTION 6.11. Process Agent. Without prejudice to any other permitted mode of service, the parties agree that service of any claim form, notice or other document for the purpose of or in connection with any action or proceeding in England or Wales arising out of or in any way relating to this Agreement shall be duly served upon Grupo VM if it is delivered personally or sent by recorded or special delivery post (or any substantially similar form of mail) to FERROATLÁNTICA INTERNATIONAL LIMITED, 125 Old Broad Street, EC2N 1AR London, United Kingdom (marked for the attention of the Secretary of the Company) or such other person and address in England or Wales as such party shall notify all the other parties in writing from time to time, whether or not such claim form, notice or other document is forwarded to the relevant party or received by such party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

FERROGLOBE PLC

By:	/s/ Javier López Madrid
Name: Javier López Madrid
Title: Director

[Signature Page to Registration Rights Agreement]

GRUPO VILLAR MIR, S.A.U.

By:	Javier López Madrid
Name: Javier López Madrid
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

/s/ Alan Kestenbaum
Alan Kestenbaum

[Signature Page to Registration Rights Agreement]